3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

June 15, 2012

Touchstone Strategic Trust 303 Broadway, Suite 1100 Cincinnati, OH 45202

Re:  Opinion of Counsel

Ladies and Gentlemen:

We have acted as counsel to Touchstone Strategic Trust (the “Trust”), a Massachusetts business trust, in connection with the proposed reorganization of the series listed below that are offered by Fifth Third Funds (each a “Fifth Third Fund” and collectively, the “Fifth Third Funds”) into the corresponding series listed below offered by the Trust (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), pursuant to Agreements and Plans of Reorganization (the “Agreements”).

Fifth Third Funds	Acquiring Funds
Fifth Third Quality Growth Fund	Touchstone Large Cap Growth Fund
Fifth Third Mid Cap Growth Fund	Touchstone Growth Opportunities Fund
Fifth Third Disciplined Large Cap Value Fund	Touchstone Value Fund
Fifth Third All Cap Value Fund	Touchstone Value Fund
Fifth Third LifeModel Aggressive FundSM	Touchstone Growth Allocation Fund
Fifth Third LifeModel Moderately Aggressive FundSM	Touchstone Moderate Growth Allocation Fund
Fifth Third LifeModel Moderate FundSM	Touchstone Balanced Allocation Fund
Fifth Third LifeModel Moderately Conservative FundSM	Touchstone Conservative Allocation Fund
Fifth Third LifeModel Conservative FundSM	Touchstone Conservative Allocation Fund
Fifth Third Micro Cap Value Fund	Touchstone Micro Cap Value Fund
Fifth Third Small Cap Value Fund	Touchstone Small Company Value Fund
Fifth Third International Equity Fund	Touchstone International Value Fund
Fifth Third Strategic Income Fund	Touchstone Strategic Income Fund

Touchstone Strategic Trust

June 15, 2012

The aforementioned proposed transactions are referred to herein as the “Reorganizations.”

This opinion relates to shares of beneficial interest of the Trust (collectively, the “Shares”) (without par value) to be issued by the Acquiring Funds in the Reorganizations, and is furnished in connection with filing with the Securities and Exchange Commission (“SEC”) the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).

In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as copies conform to the original documents and that such originals are authentic; (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate; and (iv) the Shares will be issued in accordance with the Trust's Restated Agreement and Declaration of Trust, the Trust's By-Laws, and resolutions of the Trust's Board of Trustees. For purposes of rendering this opinion, we have examined a printer’s proof of the Registration Statement and have assumed that the Registration Statement, as filed with the SEC, will be in substantially the form of the printer’s proof and also have made other assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

The Agreements described in the Registration Statement were approved on March 13, 2012 by the Trust’s Board of Trustees.

On the basis of and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Trust and upon the satisfaction of the conditions contained in the Agreements, the Shares that the Acquiring Funds issue pursuant to the Agreements will be validly issued, fully paid and non-assessable.

Touchstone Strategic Trust

June 15, 2012

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Pepper Hamilton LLP

Pepper Hamilton LLP